                                       EXHIBIT 10(f), Page 1 of 8


                   NORFOLK SOUTHERN CORPORATION
               OFFICERS' DEFERRED COMPENSATION PLAN



ARTICLE I.     NAME AND PURPOSE OF THE PLAN
---------      ----------------------------
The name of the plan is the Norfolk Southern Corporation Officers' Deferred Compensation Plan (the "Plan"). The purpose of the Plan is to provide retirement and death benefits to those officers of Norfolk Southern Corporation (the "Corporation") or a Participating Subsidiary who elect to participate in the Plan.


ARTICLE II.    DEFINITIONS
----------     -----------
Account        The total of the amount of Deferrals by a
               Participant together with Interest as provided in
               Article V.

Agreement      The "Deferral Agreement" between each Participant
               and the Corporation.

Beneficiary    The person or persons designated as Beneficiary
               pursuant to Article XII.

Board of       The Board of Directors of the Corporation.
Directors

Committee      The Compensation and Nominating Committee of the
               Board of Directors.

Compensation   The fixed salary payable in the form of cash
               (including vacation pay) of the Participant before any reduction for contributions to the Thrift and Investment Plan of Norfolk Southern Corporation and
               Participating Subsidiary Companies, as amended from time to time, and before any deferrals under this Plan.

Deferral       A Deferred Bonus and/or a Monthly Deferred Amount.

Deferred       That amount set forth in the Agreement which shall be
Bonus          deferred from a Participant's MIP incentive award
               (and any other annual cash incentive award payable to participants in MIP) or EMIP incentive award
               (and any other annual cash incentive award approved by the Board of Directors and payable to participants in EMIP), or the bonus program of a Participating Subsidiary, if the deferral of such incentive award or bonus under the Plan is authorized by the Corporation.


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                                       EXHIBIT 10(f), Page 2 of 8


Disability     A disability that enables the Participant to be
               eligible for a disability benefit under the Long-Term Disability Plan of Norfolk Southern
               Corporation and Participating Subsidiaries, as amended from time to time, or under any such similar plan of a Participating Subsidiary.

EMIP           Norfolk Southern Corporation Executive Management
               Incentive Plan.

MIP            Norfolk Southern Corporation Management Incentive
               Plan.

Monthly        That amount set forth in the Agreement which shall be
Deferred       deferred monthly from a Participant's salary pursuant
Amount         to the Plan.

Participant    Any employee of the Corporation or a Participating
               Subsidiary eligible to participate under Article IV of the Plan.

Participating  Each subsidiary or affiliated company of the
Subsidiary     Corporation which adopts the Plan and is approved
               for participation in the Plan as provided in
               Article XVIII.

Plan           The Executive Vice President-Administration of the
Administrator  Corporation or the successor officer who performs substantially similar duties.

Plan Year      Any calendar year during which deferrals under this
               Plan are made.

Retirement     Retirement from the Corporation or a Participating
               Subsidiary pursuant to the provisions of the retirement plan of the Corporation or of a Participating Subsidiary (whichever is applicable), as amended from time to time.


ARTICLE III.   ADMINISTRATION
-----------    --------------
The Plan Administrator shall administer, construe, and interpret this Plan and, from time to time, adopt such rules and regulations and make such recommendations to the Committee concerning Plan changes as are deemed necessary to ensure effective implementation of this Plan. The administration, construction, and interpretation by the Plan Administrator may be appealed to the Committee, and the decision of the Committee shall be final and conclusive, except that any claim for benefits with respect to a Participant shall be subject to the claims procedure set forth in Section 503 of the Employee Retirement Income Security Act of 1974. The Plan Administrator may correct errors and, so far as practicable, may



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                                       EXHIBIT 10(f), Page 3 of 8


adjust any benefit or payment or credit accordingly. Neither the Plan Administrator nor any member of the Committee shall be liable for any act done or determination made in good faith.


ARTICLE IV.    ELIGIBILITY AND PARTICIPATION
----------     -----------------------------
Any nonagreement employee with at least 830 salary administration points assigned to his position shall be eligible to participate in the Plan. However, only those Participants with annual Compensation in excess of ninety thousand dollars ($90,000) shall be eligible to defer Compensation under this Plan, and only 20% of monthly Compensation in excess of seven thousand five hundred dollars ($7,500) shall qualify for deferral hereunder. A nonagreement employee who elects to become a Participant in the Plan and defer a portion of his monthly Compensation thereby consents to the reduction in his monthly Compensation by the Monthly Deferred Amount as specified in the Agreement. An election to participate in the Plan must be made annually by December 22 of the year prior to each Plan Year. Benefits payable hereunder shall be in addition to any other compensation or benefits to which a Participant may be entitled from the Corporation or a Participating Subsidiary.

A Participant may elect to defer a portion of any incentive bonus which may be awarded to him pursuant to MIP or EMIP or the authorized bonus program of a Participating Subsidiary. A Participant who elects to defer any of his incentive bonus thereby consents to a reduction in his bonus by the Deferred Bonus as specified in the Agreement, commencing with the incentive bonus award earned after December 31, 1986. By December 22 of the year prior to each Plan Year, a Participant may elect to defer any incentive bonus which may be earned by him during that Plan Year, either in whole or in part, in increments of twenty-five percent (25%).


ARTICLE V.     INTEREST EQUIVALENT
---------      -------------------
Unless otherwise stated herein or determined by the Board of Directors, an amount equivalent to interest ("Interest") shall accrue and be compounded annually on all Deferrals. For purposes of calculating the appropriate Interest only, the Deferred Bonus is deemed to occur on the date on which the incentive bonus is paid. Interest shall accrue and be compounded annually at rates in accordance with the schedule below on the basis of the Participant's age attained during the Plan Year for which the Deferral is made:

               Age            Rate
               ---            ----
               Up to 45       7%
               45 - 54        10%
               55 - 60        11%
               Over 60        12%


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                                       EXHIBIT 10(f), Page 4 of 8


Interest on each Deferral shall continue to accrue at the rate determined by the Participant's age attained during the Plan Year for which the Deferral is made until all benefits payable hereunder have been distributed to, or with respect to, the Participant.


ARTICLE VI.    BENEFITS
----------     --------
(a)  Retirement
     ----------
     When a Participant ceases active service due to his Retirement, he shall be paid a monthly annuity commencing in January of the first calendar year following such Retirement for a period of years in accordance with the schedule below:

               Age at
               Time of        Distribution
               Deferral       Period
               --------       ------------
               Up to 50       5 Years
               50 or Over     10 Years

     The amount of the monthly annuity payable under this
     Article VI(a), shall be an amount sufficient to amortize the Participant's Account together with Interest over the applicable period.

(b)  Disability
     ----------
     When a Participant ceases active service due to Disability, he shall be paid a monthly annuity commencing in January of the first calendar year following such Disability for a period of fifteen (15) years in an amount sufficient to amortize the Participant's Account together with Interest over that period.

(c)  Death
     -----
     If a Participant dies while in active service, the Corporation shall pay the amount of the Participant's Account to the Participant's Beneficiary in a single payment as soon as practicable after the date of death. If a Participant dies after Retirement or Disability but prior to receiving all benefits payable thereunder, the monthly payments shall be paid to the Participant's Beneficiary for the scheduled annuity period.

(d)  Termination of Employment
     -------------------------
     If a Participant ceases active service other than by reason of leave of absence granted pursuant to the Family and Medical Leave Act, Retirement, Disability or Death, he shall be paid the balance of his Account as of the date of his separation from service as soon as practicable after such separation from service.


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                                       EXHIBIT 10(f), Page 5 of 8


(e)  Lump Sum or Other Settlement
     ----------------------------
     Notwithstanding the foregoing provisions of this Article VI, the Committee, in its sole discretion, may authorize and direct the Corporation to make payments after termination of employment of a Participant to such Participant or his Beneficiary in a lump sum or over a period other than that provided for in this Article VI, and to charge such payments against the Participant's Account. Such accelerated distribution may be made only (1) in the event of a financial emergency which is beyond the control of the Participant if disallowance of the accelerated distribution would result in severe financial hardship to the Participant or Beneficiary, and only in an amount necessary to satisfy the financial emergency, or (2) if in the written opinion of counsel, payment in accordance with this Article VI could create a conflict of interest for the Participant or Beneficiary; provided, that all amounts due to a Participant or Beneficiary under this Plan shall in all events be paid to the Participant or Beneficiary by the end of the appropriate period referred to in this Article VI. No Participant or Beneficiary who is also a member of the Committee shall participate in any decision of the Committee to make accelerated payments under this Article VI.

(f)  Change in Mandatory Distribution Schedule
     -----------------------------------------
     Notwithstanding the foregoing provisions of this Article VI, the Committee may, without the consent of any Participant or Beneficiary, direct that all benefits payable thereafter pursuant to paragraph (a), (b), or (c) above (including benefits that accrued prior to the issuance of the direction) shall be paid under a schedule that differs from that prescribed by paragraph (a), (b), or (c). Any such direction shall apply to all Participants, without differentiating among individual Participants, except to the extent otherwise provided by paragraph (e), above. No Participant or Beneficiary who is also a member of the Committee shall participate in any decision of the Committee to make a change in the distribution schedule.


ARTICLE VII.   NATURE AND SOURCE OF PAYMENTS
-----------    -----------------------------
The obligation to pay benefits under Article VI with respect to each Participant shall constitute a liability of the Corporation to the Participant and any death Beneficiaries in accordance with the terms of the Plan. All benefits payable hereunder shall be made from the general funds of the Corporation, and nothing herein shall be deemed to create a trust of any kind or a fiduciary relationship between the Corporation and any Participant or other person. No special or separate fund need be established or other segregation of assets made to assure payments hereunder, and no Participant or Beneficiary shall have any interest in any particular asset of the



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                                       EXHIBIT 10(f), Page 6 of 8


Corporation by virtue of the existence of the Plan or an Agreement. Participants and Beneficiaries shall stand in the position of unsecured creditors of the Corporation, and all rights hereunder are subject to the claims of creditors of the Corporation.


ARTICLE VIII.  EXPENSES OF ADMINISTRATION
------------   --------------------------
All expenses of administering the Plan shall be borne by the Corporation, and no part thereof shall be charged against the benefit of any Participant.


ARTICLE IX.    AMENDMENT TO AND TERMINATION OF PLAN
----------     ------------------------------------
The Corporation reserves the right at any time by a resolution duly adopted by its Board of Directors to amend this Plan in any manner or to terminate it at any time, except that no such amendment or termination shall deprive a Participant or his Beneficiary of any rights hereunder theretofore legally accrued, and no such termination shall be effective for the year in which such resolution is adopted.


ARTICLE X.     RECALCULATION EVENTS
----------     --------------------
The Corporation's commitment to accrue and pay Interest as provided in Article V is facilitated by the purchase of corporate-owned life insurance purchased on the lives of eligible Participants. If the Board of Directors, in its sole discretion, determines that any change whatsoever in Federal, State or local law, or in its application or interpretation, has materially affected, or will materially affect, the ability of the Corporation to recover the cost of providing the benefits otherwise payable under the Plan, then, if the Board of Directors so elects, a Recalculation Event shall be deemed to have occurred. If a Recalculation Event occurs, then Interest shall be recalculated and restated using a lower rate of Interest determined by the Board of Directors, but which shall be not less than one-half (1/2) the rate of Interest provided for in Article V.


ARTICLE XI.    GOVERNING LAW
----------     -------------
This Plan and the Agreements are subject to the laws of the Commonwealth of Virginia.


ARTICLE XII.   DESIGNATION OF BENEFICIARY
-----------    --------------------------
For the purpose of this Plan, a beneficiary shall be either (1) the named Beneficiary or Beneficiaries designated as hereinafter provided for by the Participant, or (2) in the absence of any such designation, his estate. A Participant may designate both primary


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                                       EXHIBIT 10(f), Page 7 of 8


and contingent Beneficiaries. A Participant may revoke or change any designation. To be effective, the designation of a named Beneficiary or Beneficiaries, or any change in or revocation of any designation, must be on a form provided by the Corporation, signed by the Participant and filed with the Office of the Plan Administrator prior to the death of such Participant. Any such designation, change or revocation shall not invalidate any cash payment made or other action taken by the Corporation pursuant to the Plan prior to its receipt by the Corporation. The determination by the Corporation of a Beneficiary or Beneficiaries, or the identity thereof, or evidence satisfactory to the Corporation shall be conclusive as to the liability of the Corporation and any payment made in accordance therewith shall discharge the Corporation of all its obligations under the Plan for such payment.


ARTICLE XIII.  SUCCESSORS, MERGERS, CONSOLIDATIONS
------------   -----------------------------------
The terms and conditions of this Plan and each Agreement shall inure to the benefit of and bind the Corporation, the Participants, their successors, assigns, and personal representatives. If substantially all the assets of the Corporation are acquired by another corporation or entity or if the Corporation is merged into, or consolidated with, another corporation or entity, then the obligations created hereunder and as a result of the Corporation's acceptance of Agreements shall be obligations of the successor corporation or entity.


ARTICLE XIV.   WITHHOLDING FOR TAXES
-----------    ---------------------
The Participant agrees as a condition of participation hereunder that the Corporation may withhold applicable Federal, State, and local income taxes and Social Security or Railroad Retirement taxes from any distribution or benefit paid hereunder.


ARTICLE XV.    NON-ALIENATION OF BENEFITS
----------     --------------------------
No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt at such shall be void; nor shall any such benefit be in any way subject to the debts, contracts, liabilities, engagements, or torts of the person who shall be entitled to such benefit; nor shall it be subject to attachment or legal process for or against such person.

ARTICLE XVI.   FACILITY OF PAYMENT
-----------    -------------------
If the Plan Administrator shall find that any individual to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor or other person under legal disability, any payment due such individual


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                                       EXHIBIT 10(f), Page 8 of 8


(unless a prior claim therefore shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister of such individual or to any other person deemed by the Plan Administrator to have incurred expenses of such individual, in such manner and proportions as the Plan Administrator may determine. Any such payment shall be a complete discharge of the liabilities of the Corporation with respect thereto under the Plan or the Agreement.


ARTICLE XVII.  CONTINUED EMPLOYMENT
------------   --------------------
Nothing contained herein or in an Agreement shall be construed as conferring upon any Participant the right nor imposing upon him the obligation to continue in the employment of the Corporation or a Participating Subsidiary in any capacity.


ARTICLE XVIII. PARTICIPATION BY SUBSIDIARY COMPANIES
-------------  -------------------------------------
Conditional upon prior approval by the Corporation, any company which is a subsidiary of or affiliated with the Corporation may adopt and participate in this Plan as a Participating Subsidiary. Each Participating Subsidiary shall make, execute and deliver such instruments as the Corporation and/or the Plan Administrator shall deem necessary or desirable, and shall constitute the Corporation and/or the Plan Administrators as its agents to act for it in all transactions in which the Corporation and/or the Plan Administrators believe such agency will facilitate the administration of this Plan.


ARTICLE XIX.   MISCELLANEOUS
-----------    -------------
Whenever used in the Plan, words in the masculine form shall be deemed to refer to females as well as to males, and words in the singular or plural shall be deemed to refer also to the plural or singular, respectively, as the context may require.


ARTICLE XX.    EFFECTIVE DATE
----------     --------------
The effective date of the Plan is January 1, 1987, as amended effective November 24, 1998.